Exhibit 10.14
MODIFICATION AND RATIFICATION OF LEASE

     This Modification and Ratification of Lease Agreement is made and entered into between SPRINGCREEK PLACE, LTD. (Lessor or Landlord) and TRADESTATION TECHNOLOGIES, INC. (formerly MarketArts, Inc., a Texas corporation) (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

WITNESSETH:

     1.     Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated June 12, 1996 and amended October 12, 1998 and May 28, 1999, between Lessor and Lessee, for the rental of the following described property: 1820 North Glenville Drive, Suite 110 containing approximately 6,345 square feet and 1820 North Glenville Drive, Suite 100 containing approximately 7,180 square feet for a total of 13,525 square feet located in Richardson, Texas 75081.

     2.     Lessor and Lessee agree that the term of this Lease Agreement shall be extended for sixty (60) months so that the expiration date shall be changed from July 31, 2002 to July 31, 2007.

     3.     Lessor and Lessee agree that effective August 1, 2002, the base year shall be changed to 2002.

     4.     Lessor and Lessee agree that the Lessee changed from MarketArts, Inc., a Texas corporation to TradeStation Technologies, Inc.

     5.     Lessor and Lessee agree that anytime at Lessee’s request (which may be given anytime after August 1, 2002,) Lessor shall provide Lessee with an HVAC allowance totaling $20,000 to repair or replace the existing HVAC units.

     6.     Lessor and Lessee agree that effective August 1, 2002, the base rent shall decrease from $11,270.83 per month by $2,254.16 per month for a new base rent of $9,016.67 per month.

     7.     Lessor and Lessee agree that effective August 1, 2003, the base rent shall increase from $9,016.67 per month by $563.54 per month for a new base rent of $9,580.21 per month.

     8.     Lessor and Lessee agree that effective August 1, 2004, the base rent shall increase from $9,580.21 per month by $563.54 per month for a new base rent of $10,143.75 per month.

     9.     Lessor and Lessee agree that effective August 1, 2005, the base rent shall increase from $10,143.75 per month by $563.54 per month for a new base rent of $10,707.29 per month.

     10.     Lessor and Lessee agree that effective August 1, 2006, the base rent shall increase from $10,707.29 per month by $563.54 per month for a new base rent of $11,270.83 per month.

     11.     Lessor and Lessee agree that Lessor shall pay Maverick Commercial Real Estate, L.P. (“Broker”) whatever commissions are owed in connection with this agreement.

     12.     Option to Cancel Lease. Provided Lessee is not in monetary default of the Lease Agreement, Lessor hereby grants to Lessee a one-time option to cancel this Lease as of July 31, 2005, provided Lessee (i) gives Lessor prior written notice of the exercise of this option no later than April 30, 2005 and (ii) simultaneously with the giving of such notice pays to Lessor $28,750 as consideration for the early cancellation of this Lease.

SIGNED at           Dallas, Texas          , this      25      day of July, 2002.

LESSOR:

Attest	SPRINGCREEK PLACE, LTD.

By: /s/ John S. Dryden

John S. Dryden

Title: President of 46 Corp

G.P. of Springcreek, Ltd

LESSEE:

Attest /s/ Kathy Jennings	TRADESTATION TECHNOLOGIES, INC.

By: /s/ John Jennings

(Corporate Seal)	Title: : Vice President